Exhibit 10.83

EXECUTION VERSION

AMENDMENT NO. 7

to the

MASTER REPURCHASE AGREEMENT

Dated as of May 11, 2015,

among

CALIBER HOME LOANS, INC.,

and

BARCLAYS BANK PLC

This AMENDMENT NO. 7 (this “Amendment”) is made this 9th day of March, 2018 (the “Amendment Effective Date”), among CALIBER HOME LOANS, INC., as seller (“Seller”), BARCLAYS BANK PLC, as purchaser and as agent (“Barclays” or “Agent” or the “Purchaser”), to the Master Repurchase Agreement, dated as of May 11, 2015, between Seller and Barclays as such agreement may be amended from time to time (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller and the Purchaser have agreed to amend the Agreement to make certain changes thereto, each as more specifically set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Purchaser that Seller is in compliance in all respects with the terms and conditions of the Agreement and each other Program Document and that no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of the date hereof:

(a) Section 2 of the Agreement is hereby amended adding the following new definition of “Bail-In Action” in its entirety in the appropriate alphabetical order:

“Bail-In Action” means the exercise by the Bank of England (or any successor resolution authority) of any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period and together with any power to terminate and value transactions) under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the United Kingdom relating to the transposition of the European Banking Recovery and Resolution Directive as amended from time to time, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which our obligations (or those of our affiliates) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of ours or any other person.

(b) Section 3 of the Agreement is hereby amended by adding the following new clauses (k) and (l) at the end thereof as follows:

(k) Contractual Recognition of Bail-In. Seller acknowledges and agrees that notwithstanding any other term of this Agreement or any other agreement, arrangement or understanding with Purchaser, any of Purchaser’s liabilities, as the Bank of England (or any successor resolution authority) may determine, arising under or in connection with this Agreement may be subject to Bail-In Action and Seller accepts to be bound by the effect of:

(i) any Bail-In Action in relation to such liability, including (without limitation):

(a) a reduction, in full or in part, of any amount due in respect of any such liability;

(b) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, Seller; and

(c) a cancellation of any such liability; and

(ii) a variation of any term of this Agreement to the extent necessary to give effect to Bail-In Action in relation to any such liability.

(l) Contractual Recognition of UK Stay In Resolution. Where a resolution measure is taken in relation to any BRRD undertaking or any member of the same group as that BRRD undertaking and that BRRD undertaking or any member of the same group as that BRRD undertaking is a party to this Agreement (any such party to this Agreement being an “Affected Party”), each other party to this Agreement agrees that it shall only be entitled to exercise any termination right under this Agreement against the Affected Party to the extent that it would be entitled to do so under the Special Resolution Regime if this Agreement were governed by the laws of any part of the United Kingdom.

For the purpose of this Section 3(l), “resolution measure” means a ‘crisis prevention measure’, ‘crisis management measure’ or ‘recognised third-country resolution action’, each with the meaning given in the “PRA Rulebook: CRR Firms and Non-Authorised Persons: Stay in Resolution Instrument 2015”, as may be amended from time to time (the “PRA Contractual Stay Rules”), provided, however, that ‘crisis prevention measure’ shall be interpreted in the manner outlined in Rule 2.3 of the PRA Contractual Stay Rules ; “Bank Recovery and Resolution Directive (“BRRD”) undertaking”, “group”, “Special Resolution Regime” and “termination right” have the respective meanings given in the PRA Contractual Stay Rules.

SECTION 2. Condition Precedent; Effectiveness. As a condition precedent to the effectiveness of this Amendment, the Agent, on behalf of the Purchaser, shall have received counterparts hereof duly executed by each of the parties hereto.

SECTION 3. Fees and Expenses. Seller agrees to pay the reasonable out of pocket costs and expenses incurred by the Agent and the Purchaser in connection with this Amendment (including all reasonable fees and out of pocket costs and expenses of Purchaser’s legal counsel) in accordance with Section 23 of the Agreement.

Caliber - Barclays—Amendment No. 7 to Master Repurchase Agreement—Page 2

SECTION 4. Representations. Seller hereby represents to Purchaser and the Agent that as of the date hereof and taking into account the terms of this Amendment, Seller is in compliance in all respects with the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

SECTION 5. Binding Effect; Governing Law. THIS AMENDMENT SHALL BE BINDING AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

SECTION 6. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

Caliber - Barclays—Amendment No. 7 to Master Repurchase Agreement—Page 3

IN WITNESS WHEREOF, Seller and Barclays have caused this Amendment to be executed and delivered by their duly authorized officers as of the date set forth above.

CALIBER HOME LOANS, INC.,
(Seller)

By:	/s/ Vasif Imtiazi

Name: Vasif Imtiazi
Title: Deputy CFO

BARCLAYS BANK PLC,
(Purchaser and Agent)

By:

Name:
Title:

Caliber - Barclays—Amendment No. 7 to Master Repurchase Agreement—Signature Page

IN WITNESS WHEREOF, Seller and Barclays have caused this Amendment to be executed and delivered by their duly authorized officers as of the date set forth above.

CALIBER HOME LOANS, INC.,
(Seller)

By:

Name: William Dellal
Title: Chief Financial Officer

BARCLAYS BANK PLC,
(Purchaser and Agent)

By:	/s/ Ellen Kiernan

Name: Ellen Kiernan
Title: Director

Caliber - Barclays—Amendment No. 7 to Master Repurchase Agreement—Signature Page